Exhibit 99.1

VULCAN MATERIALS TO ACQUIRE FLORIDA ROCK IN $4.6 BILLION CASH AND STOCK TRANSACTION
Enhances Vulcan Materials’ Position as the U.S. Leader in Construction Aggregates And Further
Expands Footprint in Nation’s Fastest Growing Markets

     Birmingham, AL, and Jacksonville, FL — February 19, 2007 — Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates and a major producer of other construction materials, and Florida Rock Industries Inc. (NYSE: FRK), a leading producer of construction aggregates, cement, concrete and concrete products in the Southeast and Mid-Atlantic states, today announced that they have signed a definitive agreement for Vulcan Materials to acquire Florida Rock in a cash and stock transaction valued at approximately $4.6 billion.
     The acquisition, which has been unanimously approved by both companies’ boards of directors, will significantly enhance Vulcan Materials’ strategic position and long-term growth opportunities by greatly expanding its presence in attractive Florida markets and in other high-growth Southeast and Mid-Atlantic states. The combined company will have aggregates reserves totaling approximately 13.9 billion tons, an increase of more than 20% over Vulcan Materials’ stand-alone aggregates reserves, and 2006 pro forma aggregates shipments of 300 million tons, an increase of approximately 18% compared to Vulcan Materials’ stand-alone shipments.
     Under the terms of the agreement, Vulcan Materials shareholders will receive one share of common stock in a new holding company (whose subsidiaries will be Vulcan Materials and Florida Rock) for each Vulcan Materials share. Florida Rock shareholders can elect to receive either 0.63 shares of the new holding company or $67.00 in cash for each Florida Rock share, subject to proration, to ensure that in the aggregate 70% of Florida Rock shares will be converted into cash and 30% of Florida Rock shares will be converted into stock. The transaction is intended to be non-taxable for Vulcan Materials shareholders and non-taxable for Florida Rock shareholders to the extent they receive stock. The total blended cash and stock consideration of $68.03 per share, based on the closing price of Vulcan Materials’ stock on Friday, February 16, 2007, represents a premium of 45% for Florida Rock shareholders based on Friday’s closing price of each company’s stock.
     Vulcan Materials Chairman and CEO, Don James said, “This is a tremendous opportunity for Vulcan Materials and Florida Rock. We’re taking two high performance companies and creating an even better company. Combining with Florida Rock further diversifies and broadens our reach and regional exposure, providing us with a significant presence in Florida — one of the fastest growing markets for aggregates in the U.S. — and bringing us approximately 2.5 billion tons of reserves in markets where reserves are increasingly scarce. The combined company will have enhanced earnings growth and a strong cash flow profile to reduce debt while maintaining Vulcan Materials’ historical dividend practices and significantly increasing the dividend to Florida Rock shareholders.”
     “We are extremely pleased to combine our organization with Vulcan Materials,” said Florida Rock President and CEO, John Baker. “We have great respect for Vulcan Materials’ team and believe they offer an ideal business fit and a highly compatible culture to Florida Rock’s. These are very complementary companies, and this is an excellent opportunity for our shareholders as well as our employees, many of whom could enjoy enhanced opportunities as part of an even stronger and more geographically diversified organization that has operations in key high-growth markets nationwide.”
     Following completion of the transaction, John Baker will join Vulcan Materials’ Board of Directors and Tom Baker, Vice President, Cement and Aggregates, of Florida Rock, will become President of Vulcan Materials’ new Florida Rock Division headquartered in Jacksonville, where he will oversee the company’s consolidated operations in the state of Florida. Florida Rock’s operations in Georgia, Virginia, Maryland and other states will be integrated into existing Vulcan Materials divisions.
     Vulcan Materials expects to achieve annual pre-tax cost synergies of approximately $50 million. The transaction, which is anticipated to close in mid-year 2007, is expected to be neutral to Vulcan Materials’ earnings in 2007 and accretive to earnings in 2008 and beyond.
     Vulcan Materials has received a firm commitment from Goldman, Sachs & Co. to provide bridge financing for the transaction. Following the close of the transaction, Vulcan Materials will have approximately $3.7 billion in debt and a debt-to-capital ratio of approximately 50%. Vulcan Materials expects its significant operating cash flows will enable it to reduce its debt-to-capital ratio to 35-40% within three years of close, in line with its historic capital structure targets. The Company intends to maintain an investment grade rating.
     The transaction is subject to the approval of a majority of Florida Rock shareholders, regulatory approvals and customary closing conditions. The Baker family, which founded Florida Rock, has entered into a voting agreement to support the transaction. Following the close, Florida Rock shareholders will own approximately 12% of the combined company.
     Goldman, Sachs & Co. acted as financial advisor to Vulcan Materials and Wachtell, Lipton, Rosen & Katz served as Vulcan Materials’ legal counsel. Lazard Freres & Co. acted as financial advisor to Florida Rock, and Weil, Gotshal & Manges and McGuireWoods served as Florida Rock’s legal counsel.
     Details about this merger are available on the web at www.vulcanfloridarock.com.
     Vulcan Materials will host a conference call tomorrow, February 20, 2007 at 8:30 a.m. EST to discuss the transaction. The dial-in number for U.S. callers is 800-599-9816 and the dial-in for participants located outside the U.S. is 617-847-8705; the passcode is 94223659. A replay of the conference call will be available starting approximately two hours after its conclusion on February 20, 2007 through March 6, 2007 and can be accessed by dialing 888-286-8010 from within the U.S. or 617-801-6888 from outside the U.S. The passcode for the replay is 50742628. A slide presentation and live audio webcast of the call will be available at www.vulcanfloridarock.com, www.vulcanmaterials.com and www.flarock.com. A replay of the webcast will be available through March 20, 2007.
About Vulcan Materials
Vulcan Materials Co., a member of the S&P 500 index, is the nation’s foremost producer of construction aggregates and a major producer of other construction materials.
About Florida Rock
Florida Rock Industries Inc. is one of the nation’s leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.
Important Information
This document may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SHAREHOLDERS OF FLORIDA ROCK ARE ENCOURAGED TO READ

THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to shareholders of Florida Rock. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from www.vulcanfloridarock.com, www.vulcanmaterials.com or www.flarock.com.
Vulcan Materials, Florida Rock and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding Vulcan Materials’ directors and executive officers is available in Vulcan Materials’ proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 13, 2006, and information regarding Florida Rock’s directors and executive officers is available in Florida Rock’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on December 27, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
Cautionary Statement Regarding Forward-Looking Statements
Certain matters discussed in this document, including expectations regarding future performance of Florida Rock and Vulcan Materials, contain forward-looking statements that are subject to risks, assumptions and uncertainties that could cause actual results to differ materially from those projected. These risks, assumptions, and uncertainties include, but are not limited to, those associated with general economic and business conditions; changes in interest rates; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for residential and private nonresidential construction; the highly competitive nature of the construction materials industry; pricing; weather and other natural phenomena; energy costs; cost of hydrocarbon-based raw materials; increasing healthcare costs; the timing and amount of any future payments to be received by Vulcan Materials under two earn-outs contained in the agreement for the divestiture of Vulcan Materials’ Chemicals business; the ability to successfully integrate acquisitions quickly and in a cost-effective manner and achieve anticipated profitability and synergies; and other risks, assumptions and uncertainties detailed from time to time in either company’s SEC reports, including each company’s report on Form 10-K for the year. There can be no assurance that the transaction described above will be consummated. Forward-looking statements speak only as of the date hereof, and each company assumes no obligation to update such statements.
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Contact:

Vulcan Materials	Florida Rock	Sard Verbinnen & Co
Mark Warren/David Donaldson	John Milton	Kim Levy
205-298-3220	904-355-1781, x 258	212-687-8080 x 222
Jamie Tully
212-687-8080 x 236

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